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                      DELAWARE GROUP EQUITY FUNDS IV, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION



                  Delaware Group Equity Funds IV, Inc. (formerly known as Delaware Group DelCap Fund, Inc.), a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: The Corporation has authority to issue a total of Five Hundred Million (500,000,000) shares of common stock with a par value of One Cent ($0.01) per share (the "Common Stock") of the Corporation, having an aggregate par value of Five Million Dollars ($5,000,000). Of such Five Hundred Million (500,000,000) shares of the Common Stock, Three Hundred Fifty Million (350,000,000) shares have been allocated to the DelCap Fund series of the Common Stock as follows: (1) One Hundred Fifty Million (150,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to the DelCap Fund A Class, (2) One Hundred Million (100,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to the DelCap Fund B Class, and (3) Fifty Million (50,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to each of the DelCap Fund C Class and DelCap Fund (Institutional) Class. Of such Five Hundred Million (500,000,000) shares of the Common Stock, Fifty Million (50,000,000) shares have been allocated to the Concept II series. Of such Five Hundred Million (500,000,000) shares of the Common Stock, One Hundred Million (100,000,000) shares are authorized, unissued, unclassified and unallocated.

                  SECOND: There being no outstanding shares of the Concept II series, the Board of Directors of the Corporation, at a meeting held on November 21, 1996, adopted resolutions terminating the Concept II series, and restoring the Fifty Million (50,000,000) shares of the Common Stock of the Corporation that had previously been allocated to the Concept II series of the Corporation to the category of shares of Common Stock of the Corporation that are authorized, unissued, unclassified and unallocated.

                  THIRD: The Board of Directors of the Corporation, at a meeting held on November 21, 1996, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from Five Hundred Million


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(500,000,000) shares to One Billion (1,000,000,000) shares, designating one additional series of the Corporation's Common Stock as the Capital Appreciation Fund series, and classifying and allocating Two Hundred Million (200,000,000) shares of authorized, unissued and unclassified Common Stock to the Capital Appreciation Fund series. The Two Hundred Million (200,000,000) shares of the Common Stock which have been allocated to the Capital Appreciation Fund series have been further allocated as follows: (1) One Hundred Million (100,000,000) shares of the Capital Appreciation Fund series of the Common Stock have been allocated to the Capital Appreciation Fund A Class, (2) Fifty Million (50,000,000) shares of the Capital Appreciation Fund series of the Common Stock have been allocated to the Capital Appreciation Fund (Institutional) Class, and
(3) Twenty-Five Million (25,000,000) shares of the Capital Appreciation Fund series of the Common Stock have been allocated to each of the Capital Appreciation Fund B Class and the Capital Appreciation Fund C Class. Four Hundred Fifty Million (450,000,000) shares of the Corporation's Common Stock remain authorized but unissued and unallocated shares.

                  FOURTH: As a result of the aforesaid increase in the authorized Common Stock and classifications, the Corporation has authority to issue One Billion (1,000,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of Common Stock, Five Hundred Fifty Million (550,000,000) shares of the Common Stock have been allocated as follows: Three Hundred Fifty Million (350,000,000) shares have been allocated to the DelCap Fund series, and Two Hundred Million (200,000,000) shares have been allocated to the Capital Appreciation Fund series. The Three Hundred Fifty Million (350,000,000) shares of the Corporation's Common Stock which have been allocated to the DelCap Fund series have been further classified and allocated as follows: (1) One Hundred Fifty Million (150,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to the DelCap Fund A Class, (2) One Hundred Million (100,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to the DelCap Fund B Class, and
(3) Fifty Million (50,000,000) shares of the DelCap Fund series of the Common Stock have been allocated to each of the DelCap Fund (Institutional) Class and the DelCap Fund C Class. The Two Hundred Million (200,000,000) shares of the Corporation's Common Stock allocated to the Capital Appreciation Fund series have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares of the Capital Appreciation Fund series of the Common Stock have been allocated to the Capital Appreciation Fund A Class, (2) Fifty Million (50,000,000) shares of the Capital Appreciation Fund series of the Common Stock have been allocated to the Capital Appreciation Fund (Institutional) Class, and
(3) Twenty-Five Million (25,000,000) shares of the Capital Appreciation Fund

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series of the Common Stock have been allocated to each of the Capital
Appreciation Fund B Class and the Capital Appreciation Fund C Class. Four Hundred Fifty Million (450,000,000) shares of the Corporation's Common Stock remain authorized but unissued and unallocated shares.

                  FIFTH: The shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class of the Capital Appreciation Fund series shall represent proportionate interests in the same portfolio of investments. The shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class of the Capital Appreciation Fund series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class of the Capital Appreciation Fund series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Capital Appreciation Fund series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Capital Appreciation Fund series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

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                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class of the Capital Appreciation Fund series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class of the Capital Appreciation Fund series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Capital Appreciation Fund
                  A Class, the Capital Appreciation Fund B Class and the Capital Appreciation Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Capital Appreciation Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class and the Capital Appreciation Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Capital Appreciation Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Capital Appreciation Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but

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                  further provided that, subject to the provisions of the next sentence, for any shares of the Capital Appreciation Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Capital Appreciation Fund B Class shall mean (i) in the case of a share of the Capital Appreciation Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Capital Appreciation Fund B Class, or (ii) in the case of a share of the Capital Appreciation Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the Capital Appreciation Fund B
                  Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Capital Appreciation Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Capital Appreciation Fund A Class. The number of

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                  shares in the holder's separate sub-account so converted shall
                  (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Capital Appreciation Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time.

                           (c) The number of shares of the Capital Appreciation
                  Fund A Class into which a share of the Capital Appreciation Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Capital Appreciation Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Capital Appreciation Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the shares of the Capital
                  Appreciation Fund B Class converted into shares of the Capital Appreciation Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Capital Appreciation Fund A Class into which the shares of the Capital Appreciation Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Capital Appreciation Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Capital Appreciation Fund A Class resulting from the conversion need not be issued until certificates representing shares of the Capital Appreciation Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.


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                           (e) The automatic conversion of the Capital
                  Appreciation Fund B Class into the Capital Appreciation Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FIFTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that
                  (x) the assessment of the higher fee under the Distribution Plan with respect to the Capital Appreciation Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Capital Appreciation Fund B Class does not constitute a taxable event under federal income tax law, or
                  (ii) any other condition to conversion set forth in the prospectus of the Capital Appreciation Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the Capital
                  Appreciation Fund B Class into Capital Appreciation Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Capital Appreciation Fund B Class on any Distribution Plan with respect to, as relevant, the Capital Appreciation Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Capital Appreciation Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the Capital Appreciation Fund C Class and the Capital Appreciation Fund (Institutional) Class shall not automatically convert into shares of the Capital Appreciation Fund A Class of the Capital Appreciation Fund series of the Common Stock as do the shares of the Capital Appreciation B Class of the Capital Appreciation Fund series of the Common Stock.

                  SIXTH: The shares of the Capital Appreciation Fund A Class, the Capital Appreciation Fund B Class, the Capital Appreciation Fund C Class and the Capital Appreciation Fund

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(Institutional) Class of the Capital Appreciation Fund series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SEVENTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  EIGHTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  NINTH: These Articles Supplementary shall become effective at 5:00 p.m. on November __, 1996.


                  IN WITNESS WHEREOF, Delaware Group Equity Funds IV, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this ____ day of November, 1996.


                                            DELAWARE GROUP EQUITY FUNDS IV, INC.


                                            By:_________________________________
                                                      George M. Chamberlain, Jr.
                                                      Senior Vice President


ATTEST:


-------------------------------
         Eric E. Miller
     Assistant Secretary

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                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP
EQUITY FUNDS IV, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                            --------------------------------
                                                  George M. Chamberlain, Jr.
                                                  Senior Vice President




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